                                                                    EXHIBIT 99.1

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)

INDEX TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2002, 2001 AND 2000

                                                                      PAGE
                                                                      ----
Report of Independent Accountants                                       1

Combined Financial Statements:

  Combined Statement of Income for the years ended
            December 31, 2002, 2001 and 2000                            2

  Combined Balance Sheet at December 31, 2002 and 2001                  3

  Combined Statement of Cash Flows for the years ended
            December 31, 2002, 2001 and 2000                            4

  Combined Statement of Changes in Ingersoll-Rand Company
            Limited Investment for the years ended
            December 31, 2002, 2001 and 2000                            5

 Notes to Combined Financial Statements                               6 - 23

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Directors of Ingersoll-Rand Company Limited

In our opinion, the accompanying combined balance sheet and the related combined statements of income, Ingersoll-Rand Company Limited investment and cash flows present fairly, in all material respects, the financial position of the Ingersoll-Rand Engineered Solutions Business (the "Business"), an operating business unit of Ingersoll-Rand Company Limited ("IR"), at December 31, 2002 and 2001, and the combined results of its operations and cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the management of the Business; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 8 to the combined financial statements, on January 1, 2002, the Business adopted SFAS No. 142, "Goodwill and Other Intangible Assets".

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
January 28, 2003

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)

COMBINED STATEMENT OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
(IN THOUSANDS)

                                                     2002                     2001                     2000
                                                  ----------               ----------               ----------
Net Sales, Third PARTIES                          $1,206,144               $1,077,816               $1,185,360
Sales to ir affiliates                                 9,808                   10,896                    8,844
                                                  ----------               ----------               ----------
  Total net sales                                  1,215,952                1,088,712                1,194,204
Cost of goods sold                                   979,350                  885,009                  921,054
Administrative, selling and service
  Engineering expense                                101,721                   85,100                   90,931
Restructuring charges                                  3,040                   19,338                   10,999
Allocated ir costs                                    21,727                   21,812                   21,417
                                                  ----------               ----------               ----------
  Operating income                                   110,114                   77,453                  149,803
Interest expense                                      16,439                   18,306                   19,650
OTHER INCOME(EXPENSE), NET                            37,488                   25,209                   10,588
                                                  ----------               ----------               ----------
  Earnings before income taxes                       131,163                   84,356                  140,741
Provision for income taxes                            53,708                   36,537                   50,664
                                                  ----------               ----------               ----------
  Net earnings                                    $   77,455               $   47,819               $   90,077
                                                  ==========               ==========               ==========

See accompanying notes to combined financial statements.

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)

COMBINED BALANCE SHEET
DECEMBER 31, 2002 AND 2001
(IN THOUSANDS)

                                                                 2002                        2001
                                                              -----------                -----------
ASSETS
 Current assets:
  Cash and cash equivalents                                   $    18,923                $    10,760
  Accounts and notes receivable, less allowance
    for doubtful accounts of $4,209 in 2002 and
    $2,094 in 2001                                                128,551                    123,017
  Inventories                                                     162,308                    152,387
  Prepaid expenses                                                 14,631                     10,880
  Due from affiliates                                              99,206                     94,863
  Deferred income taxes                                            24,019                     23,943
                                                              -----------                -----------
                                                                  447,638                    415,850
  Investments in and advances with partially
    owned equity companies                                        104,170                    104,466
  Property, plant and equipment:
  Land, buildings and improvements                                146,025                    135,203
  Machinery and equipment                                         545,432                    517,928
                                                              -----------                -----------
                                                                  691,457                    653,131
  Less-accumulated depreciation                                   347,600                    308,086
                                                              -----------                -----------
                                                                  343,857                    345,045
 Goodwill and other intangible assets, net                          9,053                      5,200
 Deferred income taxes                                             93,990                     86,404
 Other assets                                                      42,149                     56,397
                                                              -----------                -----------
      Total assets                                            $ 1,040,857                $ 1,013,362
                                                              ===========                ===========
LIABILITIES AND BUSINESS EQUITY
 Current liabilities:
  Accounts payable and accruals                               $   269,337                $   244,774
  Due to affiliates                                                60,813                    131,877
  Loans                                                             8,106                     15,811
                                                              -----------                -----------
                                                                  338,256                    392,462
 Due to affiliates                                                198,700                    198,700
 Deferred income taxes                                             17,940                     38,577
 Long term debt                                                     3,473                        603
 Other liabilities                                                258,522                    212,432
                                                              -----------                -----------
      Total liabilities                                           816,891                    842,774
                                                              -----------                -----------
 Commitments and contingencies (Note 10)
 Business equity:
  Ingersoll-Rand Company Limited investment                       268,335                    197,322
  Accumulated other comprehensive income                          (44,369)                   (26,734)
                                                              -----------                -----------
      Business equity                                             223,966                    170,588
                                                              -----------                -----------
      Total liabilities and Business equity                   $ 1,040,857                $ 1,013,362
                                                              ===========                ===========

See accompanying notes to combined financial statements.

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)

COMBINED STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
(IN THOUSANDS)

                                                                    2002                2001                2000
                                                                  ---------           ---------           ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net earnings                                                     $  77,455           $  47,819           $  90,077
 Adjustments to arrive at net cash
  provided by operating activities:
 Restructuring charges                                                3,040              19,338              10,999
 Depreciation and amortization                                       52,348              44,372              43,746
 Gain on sale of businesses                                              --                  --              (5,727)
 (Gain)/loss on sale of property, plant
   and equipment                                                       (852)                422                 233
 Equity earnings/losses, net                                         (2,356)               (862)             (2,660)
 Deferred income taxes                                               (9,586)              7,531              15,344
 Changes in assets and liabilities:
 (Increase) decrease in:
   Accounts and notes receivable                                      6,274              (7,395)             25,265
   Inventories                                                        2,406               7,602             (18,603)
   Other assets                                                       7,844              (2,752)            (11,901)
 (Decrease) increase in:
   Accounts payable and accruals                                    (10,242)            (15,343)            (21,700)
   Other liabilities                                                 14,039               2,901              (3,321)
                                                                  ---------           ---------           ---------
  Net cash provided by operating activities                         140,370             103,633             121,752
                                                                  ---------           ---------           ---------
Cash flows from investing activities:
 Capital expenditures                                               (38,809)            (42,237)            (36,578)
 Proceeds from sales of property, plant and
  equipment                                                           1,585               1,805               3,965
 Proceeds from business dispositions                                     --                  --              37,331
 Acquisition, net of cash*                                               --             (17,488)                 --
 Cash (invested in) or advances (to) from
  equity companies                                                    1,924               3,529              15,822
                                                                  ---------           ---------           ---------
  Net cash (used in) provided by investing
    Activities                                                      (35,300)            (54,391)             20,540
                                                                  ---------           ---------           ---------
Cash flows from financing activities:
 (Decrease) increase in borrowings                                   (5,603)            (29,769)             14,882
 Changes in due to (from) IR affiliates                             (84,972)             56,884             (24,989)
 Change in IR investment                                             (6,442)            (79,706)           (123,232)
                                                                  ---------           ---------           ---------
  Net cash used in financing activities                             (97,017)            (52,591)           (133,339)
                                                                  ---------           ---------           ---------
Effect of exchange rate changes on cash and
 cash equivalents                                                       110              (1,189)               (527)
                                                                  ---------           ---------           ---------
 Net increase (decrease) in cash and
  cash equivalents                                                    8,163              (4,538)              8,426
Cash and cash equivalents - beginning of year                        10,760              15,298               6,872
                                                                  ---------           ---------           ---------
Cash and cash equivalents - end of year                           $  18,923           $  10,760           $  15,298
                                                                  ---------           ---------           ---------
*Acquisition
 Working capital, other than cash                                 $      --           $   4,917           $       -
 Property, plant and equipment                                           --             (23,406)                 --
 Intangibles and other assets                                            --               1,001                  --
                                                                  ---------           ---------           ---------
   Net cash used to acquire business                              $      --           $ (17,488)          $      --
                                                                  ---------           ---------           ---------

See accompanying notes to combined financial statements.

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)

COMBINED STATEMENT OF CHANGES IN INGERSOLL-RAND COMPANY LIMITED INVESTMENT FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
(IN THOUSANDS)

                                           INGERSOLL
                                              RAND            ACCUMULATED
                                            Company              Other             Total
                                            Limited          Comprehensive      Comprehensive
                                           INVESTMENT        INCOME (LOSS)      INCOME (LOSS)        TOTAL
                                           ----------        -------------      -------------        -----
At January 1, 2000                         $ 262,364           $   7,689                           $ 270,053
Decrease in IR Investment                   (123,232)                                               (123,232)
Net income                                    90,077                              $  90,077
Other comprehensive income(loss):
  Minimum pension liability                                       (1,756)            (1,756)
  Currency translation                                           (23,391)           (23,391)
                                                                                  ---------
                                                                                                   ---------
Total comprehensive income                                                        $  64,930           64,930
                                                                                  =========

                                           ---------           ---------                           ---------
At December 31, 2000                         229,209             (17,458)                            211,751
Decrease in IR Investment                    (79,706)                                                (79,706)
Net income                                    47,819                              $  47,819
Other comprehensive income(loss):
  Minimum pension liability                                          951                951
  Currency translation                                           (10,227)           (10,227)
                                                                                  ---------
Total comprehensive income                                                        $  38,543           38,543
                                                                                  =========
                                           ---------           ---------                           ---------
At December 31, 2001                         197,322             (26,734)                            170,588
Decrease in IR Investment                     (6,442)                                                 (6,442)
Net income                                    77,455                                 77,455
Other comprehensive income(loss):
  Minimum pension liability                                      (35,576)           (35,576)
  Currency translation                                            18,038             18,038
  Derivatives qualifying as
    cash flow hedges                                                 (97)               (97)
                                                                                  ---------
Total comprehensive income                                                        $  59,820           59,820
                                                                                  =========
                                           ---------           ---------                           ---------
At December 31, 2002                       $ 268,335           $ (44,369)                          $ 223,966
                                           =========           =========                           =========

See accompanying notes to combined financial statements.

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)

NOTES TO COMBINED FINANCIAL STATEMENTS
(ALL AMOUNTS IN THOUSANDS)

NOTE 1 - BUSINESS ACTIVITIES AND BASIS OF PRESENTATION:

The Ingersoll-Rand Engineered Solutions Business (the Business) is engaged in the design, manufacture, sale and service of precision bearing products and motion control components and assemblies. The Business' principal products include needle and roller bearings and other precision components. Throughout the period, the Business was treated as an operating business unit of Ingersoll-Rand Company Limited (IR). Historically, separate financial statements had not been prepared for the Business.

The Business is a wholly owned operating business unit of IR. The accompanying combined financial statements were prepared to show the historical operating results of the entities comprising the Business. The combined financial statements of the Business include the results of bearing and precision components operations of the following entities, but exclude investments held by these entities in other IR affiliates that do not participate in engineered solutions operations:

                           LEGAL ENTITIES                                      Country of Incorporation
                           --------------                                      ------------------------
The Torrington Company                                                         United States
Torrington Holdings Inc.                                                       United States
Kilian Manufacturing Corporation                                               United States
Torrington Inc.                                                                Canada
Torrington Wuxi Bearings Company, Limited                                      China
Torrington France S.A.R.L.                                                     France
Torrington GmbH                                                                Germany
Torrington Nadellager GmbH                                                     Germany
Industrias del Rodamiento, S.A.                                                Spain
Torrington Sales Limited                                                       Switzerland
The Torrington Company, Limited                                                United Kingdom
Torrington Ceska Republika s.r.o.                                              Czech Republic
Nadella S.A.                                                                   France
Nadella Industries S.A.                                                        France
Nadella UK Limited                                                             United Kingdom
Nadella GmbH                                                                   Germany
Nadella S.A.                                                                   Switzerland
Nadella S.p.A.                                                                 Italy
Societe Belge de Roulements a Aiguilles Nadella                                Belgium

                 OPERATING BUSINESS UNITS OF IR ENTITIES                       COUNTRY OF OPERATIONS
                 ---------------------------------------                       ---------------------
Engineered Solutions Operating Business Unit of Ingersoll-Rand Canada Inc.     Canada
Engineered Solutions Operating Business Unit of Ingersoll-Rand                 Australia
    (Australia) Ltd.
Engineered Solutions Operating Business Unit of Ingersoll-Rand do Brasil       Brazil
    Ltda.
Engineered Solutions Operating Business Unit of Ingersoll-Rand Machinery       China
    (Shanghai) Company Limited
Engineered Solutions Operating Business Unit of Ingersoll-Rand S.A. de         Mexico
    C.V.

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)


NOTES TO COMBINED FINANCIAL STATEMENTS
(ALL AMOUNTS IN THOUSANDS)

The combined financial statements were prepared using IR's historical basis in the assets and liabilities of the Business. Changes in indebtedness between the Business and IR are reflected as part of the IR investment account in the accompanying combined balance sheet.

The combined financial statements include all revenues, costs, assets and liabilities directly attributable to the Business. Allocation of costs for facilities, functions and certain services performed by IR organizations for the Business, including environmental and other risk management, internal audit, transportation services, administration of benefit and insurance programs and certain tax, legal, accounting and treasury functions have been made on the basis described in Note 3. All of the allocations and estimates in the combined financial statements are based on assumptions that the management of the Business and IR believe are reasonable in the circumstances. The Business' financial information included herein is not necessarily indicative of the financial position, results of operations and cash flows of the Business in the future or indicative of the results that would have been reported if the Business had operated as an unaffiliated enterprise.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

A summary of significant accounting policies used in the preparation of the accompanying financial statements follows:

PRINCIPLES OF COMBINATION: The combined financial statements include the accounts and activities of the Business. Partially owned equity companies are accounted for under the equity method. All material intercompany transactions between operations included in the combined financial statements have been eliminated in combination. Transactions between the Business and IR and its affiliates are herein referred to as "related party" or "affiliated" transactions. Such transactions have not been eliminated.

The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts for revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH EQUIVALENTS: The Business considers all highly liquid investments, consisting primarily of time deposits and commercial paper with maturities of three months or less when purchased, to be cash equivalents.

INVENTORIES: Inventories are stated at cost, which is not in excess of market. Cost is based on the first-in, first-out (FIFO) method for precision components inventories, while for all others, cost is determined on the last-in, first-out
(LIFO) method.

PROPERTY, PLANT AND EQUIPMENT: Property, plant and equipment are stated at cost, less accumulated depreciation. The Business principally uses accelerated depreciation methods for assets placed in service prior to December 31, 1994. Assets acquired subsequent to that date are depreciated using the straight-line method over their

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)

NOTES TO COMBINED FINANCIAL STATEMENTS
(ALL AMOUNTS IN THOUSANDS)

estimated useful lives. Depreciation expense for 2002, 2001 and 2000 was $51,341, $44,252 and $43,642, respectively.

GOODWILL: Goodwill, net, was $3,815 and $4,161 at December 31, 2002 and 2001, respectively. In accordance with Statement of Financial Accounting Standards
(SFAS) No. 142, "Goodwill and Other Intangible Assets," goodwill associated with acquisitions consummated after June 30, 2001 is not being amortized. For acquisitions prior to July 1, 2001 goodwill was amortized on a straight-line basis over periods not to exceed 40 years through December 31, 2001. Amortization expense related to goodwill was $27 for 2001 and 2000.

INCOME TAXES: The U.S. operations of the Business are included in a consolidated U.S. federal income tax return. The provision for income taxes has been prepared as if a separate U.S. federal income tax return had been filed by the Business for its U.S. operations. The provision for income taxes of international operations has been similarly prepared. Deferred taxes are provided on temporary differences between assets and liabilities for financial reporting and tax purposes as measured by enacted tax rates expected to apply when temporary differences are settled or realized. A valuation allowance is established for deferred tax assets for which realization is not likely. U.S. federal income taxes are paid on behalf of the Business and reflect the funding through the IR investment account.

PRODUCT WARRANTY: The warranty costs are minimal for the Business. The Business provides for warranty costs on a specific identification basis.

ENVIRONMENTAL COSTS: Environmental expenditures relating to current operations are expensed or capitalized as appropriate. Expenditures relating to existing conditions caused by past operations, which do not contribute to current or future revenues, are expensed. Costs to prepare environmental site evaluations and feasibility studies are accrued when the Business commits to perform them. Liabilities for remediation costs are recorded when they are probable and reasonably estimable, generally no later than the completion of feasibility studies or the Business' commitment to a plan of action. The assessment of this liability, which is calculated based on existing technology, does not reflect any offset for possible recoveries from insurance companies and is not discounted.

REVENUE RECOGNITION: Revenues are recognized on sales of product at the time the goods are shipped and title has passed to the customer or when services are performed. Provisions for discounts and rebates to customers and other adjustments are provided for at the time of sale as a reduction of revenue.

RESEARCH AND DEVELOPMENT COSTS: Research and development expenditures, including qualifying engineering costs, are expensed when incurred and amounted to $24,592 in 2002, $25,617 in 2001 and $24,928 in 2000.

COMPREHENSIVE INCOME: Comprehensive income includes net income, foreign currency translation adjustments, minimum pension liabilities-net of taxes, and amounts relating to cash flow hedges. Accumulated other comprehensive income decreased in 2002, 2001, and 2000 by $17,635, $9,276 and $25,147, respectively.
Accumulated other comprehensive income increased in 2002 due to foreign currency adjustments related to translation by $18,038 and decreased by the minimum pension liability, net of tax of $35,576. In 2001 and 2000, accumulated other comprehensive income changed primarily due to foreign currency adjustments related to translation.

FOREIGN CURRENCY: Assets and liabilities of non-U.S. entities have been translated at

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)

NOTES TO COMBINED FINANCIAL STATEMENTS
(ALL AMOUNTS IN THOUSANDS)

year-end exchange rates, and income and expenses have been translated using weighted average-for-the-year exchange rates. Adjustments resulting from translation have been recorded in accumulated other comprehensive income and are included in net earnings only upon sale or liquidation of the underlying foreign investment.

Foreign currency transactions and translations recorded in the income statement increased net earnings by $511 and $73 in 2002 and 2001, respectively and decreased net earnings by $1,015 in 2000.

STOCK-BASED COMPENSATION: At December 31, 2002, the Business had several stock-based employee compensation plans, which are described more fully in Note
12. The Business continues to account for these plans under the recognition and measurement principles of APB No. 25, "Accounting for Stock Issued to Employees."

The following table illustrates the effect on net income if the Business had applied the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," in accordance with SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure", to stock-based employee compensation.

For the years ended December 31                         2002       2001      2000
                                                      -------    -------   -------
Net earnings, as reported                             $77,455    $47,819   $90,077
Add: Stock-based employee compensation expense
     included in reported net earnings, net
     of tax                                                48         55        55
Deduct: Total stock-based employee compensation
     expense determined under fair value based
     method for all awards, net of tax                  1,545      2,212       787
                                                      -------    -------   -------
Pro forma net earnings                                $75,958    $45,662   $89,345
                                                      -------    -------   -------


CREDIT FACILITIES: Credit facilities have been arranged with banks inside the United States under which the Business' operating units may borrow on an overdraft or short-term note basis.

NEW ACCOUNTING STANDARDS: In June 2002, SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" was issued and is effective January 1, 2003 for the Business. Adoption of SFAS No. 146 did not have a material effect on the Business' combined financial position or results of operations.

In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" was issued, which provides guidance on the accounting for the impairment or disposal of long-lived assets and was adopted January 1, 2002, by the Business. Adoption of SFAS No. 144 did not have a material effect on the Business' combined financial position or results of operations.

In June 2001, SFAS No. 143, "Accounting for Asset Retirement Obligations" was issued. The standard requires that legal obligations associated with the retirement of tangible long-lived assets be recorded at fair value when incurred and was adopted by the Business on January 1, 2003. Adoption of SFAS No. 143 did not have a material effect on the Business' combined financial position or results of operations.

In November 2002, FASB Interpretation No. 45 (FIN 45), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" was issued. FIN 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)

NOTES TO COMBINED FINANCIAL STATEMENTS
(ALL AMOUNTS IN THOUSANDS)

guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and initial measurement provisions of this Interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements in this Interpretation are effective for financial statements for periods ending after December 15, 2002 and are disclosed in Note 10.

NOTE 3 - RELATED PARTY TRANSACTIONS:

INTERCOMPANY ACTIVITIES

IR provides the Business with certain environmental and other risk management, internal audit, legal, tax, accounting, pension fund management, transportation services, cash management and other treasury services. In addition, as discussed below and in Notes 12, 14 and 15, the Business' employees participate in certain IR employee benefit programs that are sponsored and administered by IR or its affiliates. The Business' usage of these services and its participation in these employee benefit plans generates both direct and indirect costs to the Business. Direct costs and benefits relating to the services and benefit plans are charged/credited to the business and are included in cost of goods sold and administrative, selling and service engineering expense. Indirect costs are allocated to the Business using allocation methods that management of IR and the Business believe are reasonable.

The Combined Financial Statements reflect these indirect costs through the corporate overhead allocation. These allocated IR costs amount to $21,727, $21,812 and $21,417 for the years ended December 31, 2002, 2001 and 2000, respectively. Indirect cost allocations are made based upon employee headcount, revenue and gross assets. Such allocations may not be the same as the costs that would be incurred as a stand-alone entity.

IR provides centralized treasury functions and financing, including substantially all investing and borrowing activities for the Business. As part of this practice, surplus cash is remitted to IR and IR advances cash, as necessary, to the Business. No interest is charged or paid on the net IR investment amount. Interest is charged or credited on certain notes receivable and notes payable from or to IR affiliates.

In December 1998, the Business issued a $90,000 promissory note to an affiliate in exchange for 50 shares of the affiliate's common stock. The note is due in December 2009, and bears interest at 6.5% per annum. The amount of the note, plus accrued interest, is classified within "Due to affiliates" in the combined balance sheet. The financial statements of the affiliate and the investment therein are not included in the combined financial statements of the Business.

In conjunction with the declaration of a dividend payable to an IR affiliate in December of 1998, the Business issued a $108,700 promissory note to the affiliate. The note is due in December of 2009 and bears interest at 6.5% per annum. The dividend has been classified as a reduction to IR's investment and the promissory note, plus accrued interest, is classified within "Due to affiliates" in the combined balance sheet.

At December 31, 2002 and 2001, the Business had outstanding payables due to IR affiliates of $60,813 and $131,877, including intercompany loans. Loans outstanding at December 31, 2002, mature within one year. In accordance with the agreements, the Business accrues simple interest on these loans at interest rates ranging from 2.4% to 3.4%.

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)

NOTES TO COMBINED FINANCIAL STATEMENTS
(ALL AMOUNTS IN THOUSANDS)

The Business has utilized a portion of the proceeds from these loans to make interest- bearing loans to other IR affiliates. Including accrued interest, amounts due to the Business under such loans totaled $6,904 and $17,440 at December 31, 2002 and 2001, respectively, and are included in "Due from affiliates" on the combined balance sheet.

Amounts outstanding at December 31, 2002 are due prior to December 31, 2003. In accordance with the loan agreements, the Business earns simple interest on these loans at interest rates ranging from 3.3% to 3.4%.

EMPLOYEE BENEFIT ADMINISTRATION

The Business' employees participate in tax-qualified defined benefit pension plans and defined contribution savings plans sponsored and administered by IR or its affiliates. IR has historically charged to the Business its pro-rata share of administration and funding expenses incurred by IR in the operation of these plans for the benefit of employees of the Business. The Business has been responsible for the cost of funding pension and savings plan benefits accrued by its employees. Welfare benefit programs are generally self-insured and experience-rated on the basis of Business' employees without regard to the claims experience of employees of other affiliated companies.

TECHNOLOGY LICENSING AGREEMENT

One of the Business' German operating units licenses certain technology from an IR affiliate in the United Kingdom. Royalty expense related to this licensing arrangement amounted to $5,362, $7,047 and $6,573 in 2002, 2001 and 2000,
respectively. The German operating unit also received credit for technology transferred to the affiliate. Such reimbursements amounted to $6,906, $2,457 and $2,492 in 2002, 2001 and 2000, respectively. These amounts are included in other income (expense), net.

OTHER RELATED PARTY TRANSACTIONS

The Business recorded sales of $9,808, $10,896 and $8,844 and purchases of $154, $81 and $160 with IR and its affiliates in 2002, 2001 and 2000, respectively.

For the years ended December 31, 2002, 2001 and 2000, the Business recorded dividends of $1,798, $73,055 and $2,559, respectively, for net dividends received from IR affiliates. In addition in 2001, the Business declared dividends of $63,835. These amounts are recorded against IR's investment included in Business equity.

NOTE 4 - INVESTMENTS IN PARTIALLY OWNED EQUITY COMPANIES:

The Business had four investments that operated in similar lines of business at December 31, 2002. The investments in and amounts due from partially owned equity companies amounted to $103,134 and $1,036, respectively, at December 31, 2002 and $103,406 and $1,060, respectively, at December 31, 2001. The Business' equity in the net earnings of its partially owned equity companies was $5,347, $4,670, and $4,318 in 2002, 2001 and 2000, respectively. The Business received distributions from these investments of $2,991, $3,808, and $1,658 in 2002, 2001, and 2000, respectively. Sales from the Business to the partially owned equity companies are not significant.

In 2000, the Business sold Nastech Europe, Ltd., a partially owned equity affiliate. Proceeds from the sale were $37,331, resulting in a gain of $5,727.

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)

NOTES TO COMBINED FINANCIAL STATEMENTS
(ALL AMOUNTS IN THOUSANDS)

Summarized financial information for these partially owned equity companies at December 31, was:

                                                        2002        2001
                                                      --------    --------
Current assets                                        $164,854    $138,336
Property, plant & equipment, net                       122,511     120,156
Other assets                                            20,450      17,582
                                                      --------    --------
  Total assets                                        $307,815    $276,074
                                                      --------    --------

Current liabilities                                    $66,955    $ 54,165
Long-term debt                                          26,969      25,465
Other liabilities                                        4,114       4,114
Total shareholders' equity                             209,777     192,330
                                                       -------     -------
  Total liabilities and shareholders' equity          $307,815    $276,074
                                                      --------    --------



                                                For the years ended December 31,
                                                  2002        2001        2000
                                                --------    --------    --------
Net sales                                       $211,519    $340,762    $441,216
Gross profit                                      30,912      36,651      49,459
Net earnings                                      10,152       7,542       7,329
                                                --------    --------    --------

NOTE 5 - RESTRUCTURING:

For the years ended December 31, 2002, 2001 and 2000, the Business recorded restructuring charges totaling $3,040, $19,338 and $10,999 for employee termination benefits in connection with a reduction in workforce and in 2000 consolidation of facilities. As of December 31, 2002, these restructuring programs have resulted in the closure of a manufacturing facility, sales offices, and warehouses with a workforce reduction of 1,180 employees. The balance at December 31, 2001 was $19. During the year ended December 31, 2002, the reduction in the restructuring liability was $3,059, which includes payments and amounts transferred to IR from which remaining obligations will be satisfied.

NOTE 6 - ACQUISITION OF BUSINESS:

In the fourth quarter of 2001, the Business acquired the remaining 50% of Nadella S.A. and its related entities (Nadella) from its joint venture partner. Nadella, based in Europe, supplies precision needle bearings for automotive and industrial applications. Nadella was previously 50% owned by the Business. The Business applied the provisions of SFAS No. 141 "Business Combinations" to the acquisition. The allocation of the purchase price has been finalized (see Note
8) and accordingly the purchase price has been allocated based on the fair values of the net assets acquired and the liabilities assumed.

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)

NOTES TO COMBINED FINANCIAL STATEMENTS
(ALL AMOUNTS IN THOUSANDS)

NOTE 7 - INVENTORIES:

At December 31, inventories were as follows:

                                         2002           2001
                                       --------       --------
Raw materials and supplies             $ 38,932       $ 35,631
Work-in-process                          64,463         50,594
Finished goods                          112,113        123,041
                                       --------       --------
                                        215,508        209,266
Less-LIFO reserve                        53,200         56,879
                                       --------       --------
Total                                  $162,308       $152,387
                                       --------       --------

At December 31, 2002 and 2001, LIFO inventories comprised approximately 37% and 37%, respectively, of combined inventories. There were no material liquidations of LIFO layers for all periods presented.

NOTE 8 - GOODWILL AND OTHER INTANGIBLE ASSETS:

Effective January 1, 2002, IR adopted Statement of Financial Accounting Standard
(SFAS) No. 142, "Goodwill and Other Intangible Assets". Under the provisions of this standard, goodwill and intangible assets deemed to have indefinite lives are no longer subject to amortization, but rather are tested for impairment at least annually. All other intangible assets are to be amortized over their estimated useful lives. Step one of the impairment testing required under SFAS No. 142 was completed by June 30, 2002. The fair value of the Engineered Solutions Business exceeded its carrying value.

The change in the carrying amount of goodwill from $4,161 to $3,815 for 2002 is mainly due to reclassifications and adjustments of the Nadella purchase price resulting from final valuations, as well as translation adjustments.

The following table sets forth the gross amount and accumulated amortization of the Business' intangible assets at December 31:

                                         2002                      2001
                                ---------------------     ---------------------
                                 Gross    Accumulated      Gross    Accumulated
                                amount   amortization     amount   amortization
                                ------   ------------     ------   ------------
Land use right                  $  803       $105         $  803       $  90
Customer relationships           3,249        716             --          --
Other                              668        339            605         279
Tradename - indefinite life      1,678         --             --          --
                                ------     ------         ------       -----
    Total                       $6,398     $1,160         $1,408       $ 369
                                ------     ------         ------       -----

Amortization expense related to goodwill was $27 in 2001 and 2000. Intangible asset amortization expense for 2002 was $1,007. Estimated intangible asset amortization expense for each of the next five fiscal years is expected to be $608 in 2003, $517 in 2004, $508 in 2005, $479 in 2006, and $367 in 2007.

NOTE 9 - FINANCIAL INSTRUMENTS:

The Business maintains significant operations in countries other than the United States. As a result of these global activities, the Business is exposed to changes in foreign currency exchange rates, which affect the results of operations and financial condition. The Business manages exposure to changes in foreign currency exchange rates through its normal operating and financing activities, as well as through the

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)

NOTES TO COMBINED FINANCIAL STATEMENTS
(ALL AMOUNTS IN THOUSANDS)

use of financial instruments. Generally, the only financial instruments the Business utilizes are forward exchange contracts.

The purpose of the Business' currency hedging activities is to mitigate the impact of changes in foreign currency exchange rates. The Business attempts to hedge transaction exposures through natural offsets. To the extent that this is not practicable, major exposure areas considered for hedging include foreign currency denominated receivables and payables, intercompany loans, firm committed transactions, and forecasted sales and purchases.

SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," and its amendments, became effective for the Business on January 1, 2001. The statement requires all derivatives to be recognized as assets or liabilities on the balance sheet and measured at fair value. Changes in the fair value of derivatives will be recognized in earnings or other comprehensive income, depending on the designated purpose of the derivative. If a derivative qualifies for cash flow hedge accounting the effective portion of changes in fair value is recorded temporarily in other comprehensive income, then recognized in earnings along with the related effects of the hedged items. If a derivative qualifies for fair value hedge accounting, the changes in fair value of the derivative and the hedged item are recognized currently in earnings. There was no ineffective portion of hedges reported in earnings in 2001 and 2002. The adjustment to other comprehensive income required upon the adoption of these new standard was immaterial.

At December 31, 2002, the Business had outstanding contracts to buy EURO and sell Czech Republic Koruna in U.S. dollar equivalent of $8,341 at year-end rates. These contracts qualified as cash flow hedges of a recognized liability and accordingly, the gain of $97 was deferred in accumulated other comprehensive income.

Starting in late 1999, the Business began purchasing on a limited basis, commodity contracts to hedge the costs of metals used in its products. Gains and losses on the derivatives are included in cost of sales in the same period as the hedged transaction. No commodity contracts were open as of December 31, 2002 and 2001.

At December 31, 2002, the maximum term of derivative instruments that hedge recognized assets/liabilities, for foreign currency hedges, was 1 month.

The counterparties to the Business' forward contracts consist of a number of major international financial institutions. The Business could be exposed to loss in the event of non-performance by the counterparties. However, credit ratings and concentration of risk of these financial institutions are monitored on a continuing basis and present no significant credit risk to the Business.

The carrying value of cash and cash equivalents, accounts receivable, short-term borrowings and accounts payable are a reasonable estimate of their fair value due to the short-term nature of these instruments.

Capitalized interest on construction and other capital projects amounted to $548, $878 and $844 in 2002, 2001 and 2000, respectively.

NOTE 10 - COMMITMENTS AND CONTINGENCIES:

The Business is involved in various litigations, claims and administrative proceedings, including environmental matters, arising in the normal course of business. In assessing its potential environmental liability, the Business bases its

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)

NOTES TO COMBINED FINANCIAL STATEMENTS
(ALL AMOUNTS IN THOUSANDS)

estimates on current technologies and does not discount its liability or assume any insurance recoveries. Amounts recorded for identified contingent liabilities are estimates, which are reviewed periodically and adjusted to reflect additional information when it becomes available. Subject to the uncertainties inherent in estimating future costs for contingent liabilities, management believes that recovery or liability with respect to these matters would not have a material effect on the financial condition, results of operations, liquidity or cash flows of the Business for any year.

In the normal course of business, the Business has issued several direct and indirect guarantees, including performance letters of credit, totaling approximately $1,084 at December 31, 2002. Management believes these guarantees will not adversely affect the combined financial statements.

Certain office and warehouse facilities, transportation vehicles and data processing equipment are leased. Total rental expense was $9,778 in 2002, $7,988 in 2001 and $7,783 in 2000. Minimum lease payments required under non-cancellable operating leases with terms in excess of one year for the next five years and thereafter, are as follows: $4,574 in 2003, $3,323 in 2004, $1,894 in 2005, $1,106 in 2006, $729 in 2007 and $2,819 thereafter.

The following table represents the changes in the product warranty liability for 2002:

Balance at December 31, 2001                                        $2,829
Reductions for payments                                               (652)
Changes in accrual issued during current period                         81
                                                                    -------
Balance at December 31, 2002                                        $2,258

NOTE 11 - SALES OF RECEIVABLES:

The FASB issued Statement of Financial Accounting Standards ("SFAS") No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", which became effective for the Business on March 31, 2001. The statement revises the accounting standards for securitizations and other transfers of financial assets and collateral and requires certain disclosures. This statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. Adoption of SFAS No. 140 had no effect on the Business' combined financial position, combined results of operations, or liquidity.

The Business has agreements under which it sells through IR a defined pool of trade accounts receivable to a wholly owned special purpose subsidiary of IR. The subsidiary is a separate legal entity that holds these receivables and sells undivided interests in such accounts receivable to financiers who, in turn, purchase and receive ownership and security interests in those receivables. As collections reduce accounts receivable included in the pool new receivables are sold to the special purpose subsidiary. The full amount of the allowance for doubtful accounts has been retained in the Combined Balance Sheet. The Business retains collection and administrative responsibilities for the participating interests in the defined pool. Utilized under the program at December 31, 2002, 2001 and 2000, was $60,000. The proceeds of sale are less than the face amount of accounts receivable sold by an amount to issue commercial paper backed by these accounts receivable. The discount from the face amount is accounted for as a loss on the sale of receivables and has been included in

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)

NOTES TO COMBINED FINANCIAL STATEMENTS
(ALL AMOUNTS IN THOUSANDS)

other income (expense), net, in the Combined Statement of Income, and amounted to $1,496 $2,655 and $2,576 in 2002, 2001 and 2000, respectively. The weighted average discount rate was 2.49%, 4.36% and 6.51% during the years 2002, 2001 and 2000, respectively.

The agreements between the special purpose corporation and the financial institution do not have a predefined expiration date. The Business is retained as the servicer of the pooled receivables. During 2002, 2001 and 2000, such sales of receivables amounted to $522,879, $529,674 and $364,081, respectively.

Receivables, excluding the designated pool of accounts and note receivable, sold during 2002 and 2001 with recourse amounted to $0 and $95 respectively, of which $0 and $56, respectively, remained uncollected and on the Combined Balance Sheet.

NOTE 12 - INCENTIVE STOCK PLANS:

Certain employees of the Business are eligible to participate in stock option plans. The plans granted employees options to purchase Class A common shares of IR at prices not less than the fair market value at the date of the grant. Options issued before December 31, 1998, became exercisable one year after the date of the grant and expire at the end of 10 years. Options issued after January 1, 1999, become exercisable ratably over a three-year period from their date of grant and expire at the end of 10 years. The plans, approved in 1990, 1995 and 1998, also authorize stock appreciation rights (SARs) and stock awards, which result in compensation expense.

Under SFAS No. 123, compensation cost for the applicable provisions of the Business' incentive stock plans would be determined based upon the fair value at the grant date for awards issued since 1996. Applying this methodology would have reduced net earnings by approximately $1,400 for 2002, $2,100 for 2001, and $1,000 for 2000. The average fair values of the options granted during 2002, 2001, and 2000 were estimated at $15.21, $14.43, and $17.33, respectively, on the date of grant, using the Black-Scholes option-pricing model, which included the following assumptions:

                                        2002            2001           2000
                                      -------         -------        -------
Dividend yield                           1.61%           1.65%          1.32%
Volatility                              38.85%          37.59%         34.31%
Risk-free interest rate                  4.69%           5.01%          6.45%
Expected life                         5 years         5 years        4 years
                                      -------         -------        -------

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)


NOTES TO COMBINED FINANCIAL STATEMENTS
(ALL AMOUNTS IN THOUSANDS)

Changes in options outstanding under the plans were as follows:

                         Shares subject          Option price      Weighted average
                              to option       range per share        exercise price
                         --------------       ---------------      ----------------
December 31, 1999               403,600       $15.13 - $65.41                $39.72
Granted                         146,700            53.03                      53.03
Exercised                        (9,000)       20.67 -  23.29                 21.86
Cancelled                       (18,667)           49.09                      49.09
                         --------------       ---------------      ----------------
December 31, 2000               522,633       $15.13 - $65.41                $43.38
Granted                         332,689        40.53 -  44.23                 40.93
Exercised                       (33,750)       15.13 -  33.67                 23.70
Cancelled                        (4,000)           53.03                      53.03
                         --------------       ---------------      ----------------
December 31, 2001               817,572       $20.67 - $65.41                $43.15
Granted                         105,175        41.81 -  50.35                 42.57
Exercised                      (103,018)       20.67 -  53.03                 36.80
Cancelled                      (180,525)       33.67 -  65.41                 46.78
                         --------------       ---------------      ----------------
December 31, 2002               639,204       $21.63 - $53.03                $43.06
                         --------------       ---------------      ----------------

At December 31, 2002, there were 25,250 SAR's outstanding with no stock options attached.

The following table summarizes information concerning currently outstanding and exercisable options:

                                     Options outstanding      Options exercisable
                                     -------------------      -------------------
                                    Weighted     Weighted                 Weighted
                         Number      average      average       Number     average
     Range of         outstanding   remaining    exercise    exercisable  exercise
  exercise price      at 12/31/02      life        price     at 12/31/02     price
  --------------      -----------   ---------    --------    -----------  --------
  $21.63-$33.67          58,500        2.49       $26.28        58,500      $26.28
   40.53- 44.23         379,571        7.80        41.40       135,813       41.90
   49.09- 49.09          94,333        6.09        49.09        94,333       49.09
   50.35- 53.03         106,800        7.17        52.85        67,525       53.03
  --------------      -----------   ---------    --------    -----------  --------
  $21.63-$53.03         639,204        6.98        43.06       356,171       43.35
  --------------      -----------   ---------    --------    -----------  --------

The weighted average number of shares exercisable and the weighted average exercise prices were 383,664 shares at a price of $41.85 for December 31, 2001, and 284,919 shares at a price of $36.05 for December 31, 2000.

The IR affiliate also maintains a shareholder-approved Management Incentive Unit Award Plan. Under the plan, participating executives are awarded incentive units. When dividends are paid on Class A common shares, dividends are awarded to unit holders, one-half of which is paid in cash, the remaining half of which is credited to the participant's account in the form of so-called Class A common share equivalents. The fair value of accumulated common share equivalents is paid in cash upon the participant's retirement. The number of common share equivalents credited to participants' accounts at December 31, 2002 and 2001 was approximately 42,500 shares and 37,000 shares, respectively.

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)


NOTES TO COMBINED FINANCIAL STATEMENTS
(ALL AMOUNTS IN THOUSANDS)

NOTE 13 - INCOME TAXES:

Earnings before income taxes for the years ended December 31, were taxed within the following jurisdictions:

                                                  2002          2001           2000
                                                  ----          ----           ----
United States                                 $126,021       $86,669       $132,406
Non-U.S.                                         5,142        (2,313)         8,335
                                              --------       -------       --------
Total                                         $131,163       $84,356       $140,741
                                              --------       -------       --------

The provision for income taxes was as follows:

                                                  2002          2001           2000
                                                  ----          ----           ----
Current tax expense:
  United States                                $55,489      $ 26,475       $ 41,894
  Non-U.S.                                       5,051         6,438          6,366
                                               -------      --------       --------
  Total current                                 60,540        32,913         48,260
                                               -------      --------       --------
Deferred tax expense:
  United States                                 (8,126)        7,170          4,473
  Non-U.S.                                       1,294        (3,546)        (2,069)
                                               -------      --------       --------
  Total deferred                                (6,832)        3,624          2,404
                                               -------      --------       --------
Total provision for income taxes               $53,708      $ 36,537       $ 50,664
                                               -------      --------       --------

The provision for income taxes differs from the amount of income taxes determined by applying the applicable U.S. statutory income tax rate to pretax income, as a result of the following differences:

                                                         Percent of pretax income
                                                        2002       2001       2000
                                                        ----       ----       ----
Statutory U.S. rate                                     35.0%      35.0%      35.0%
Increase (decrease) in rates resulting from:
  Effect of statutory rate change                        -          -          -
  Non-U.S. operations                                    4.3        3.8        1.2
  Foreign sales corporation                             (0.6)      (0.4)      (2.9)
  State and local income taxes, net of U.S. tax          2.1        5.0        2.9
  Earning/loss of equity companies                      (1.4)       1.4        0.2
  Other                                                  1.6       (1.5)      (0.4)
                                                        ----       ----       ----
Effective tax rate                                      41.0%      43.3%      36.0%
                                                        ----       ----       ----

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)


NOTES TO COMBINED FINANCIAL STATEMENTS
(ALL AMOUNTS IN THOUSANDS)

A summary of the deferred tax accounts at December 31, follows:

                                                         2002      2001      2000
                                                         ----      ----      ----
Current deferred assets and (liabilities):
  Differences between book and tax bases
    of inventories and receivables                   $  6,367  $  6,832  $  7,581
  Differences between book and tax expense for
    other employee related benefits and allowances      7,606    13,964    17,242
  Other reserves and valuation allowances in excess
    of tax deductions                                   8,460     7,377     9,208
  Other differences between tax and financial
    statement values                                    1,586    (4,230)     (567)
                                                     --------  --------  --------
    Gross current deferred net tax assets              24,019    23,943    33,464
                                                     --------  --------  --------
Noncurrent deferred tax assets and(liabilities):
  Postretirement and postemployment benefits other
    than pensions in excess of tax deductions          92,148    81,626    77,503
  Tax net operating loss carryforwards                  8,531     8,258     5,272
  Tax depreciation/amortization in excess
    of book depreciation/amortization                 (18,891)  (18,216)  (18,044)
  Pension contributions in excess of book expense        (480)  (20,361)  (17,665)
                                                     --------  --------  --------
    Gross noncurrent deferred net tax assets and
     (liabilities)                                     81,308    51,307    47,066
    Less:  deferred tax valuation allowances           (5,258)   (3,480)   (1,356)
                                                     --------  --------  --------
Total net deferred tax assets                        $100,069  $ 71,770  $ 79,174
                                                     --------  --------  --------


Substantially all of the tax net operating loss carryforwards do not have an expiration date.

NOTE 14  - POSTRETIREMENT BENEFITS OTHER THAN PENSIONS:

The Business and IR affiliates sponsor several postretirement plans that cover certain eligible U.S. employees. These plans provide for health care benefits and in some instances, life insurance benefits. Postretirement health plans generally are contributory and adjusted annually. Life insurance plans are non-contributory. In the fourth quarter of 2002, the Business amended its postretirement benefit plans for non-bargaining employees and retirees effective January 1, 2003. The amendments eliminated subsidized life insurance for all future retirees. The amendments also eliminated subsidized postretirement health care benefits for all new hires, as well as all active employees who do not meet certain eligibility requirements as of January 1, 2003. When eligible employees retire from the Business between ages 55 and 65, they receive, at a cost to the retiree, certain health care benefits similar to those available to active employees. After attaining age 65, an eligible retiree's health care benefit coverage becomes coordinated with Medicare. The Business also amended the amount the Business will subsidize for postretirement health care benefits to a flat dollar cap with cost escalation equally shared between the Business and the retiree. When the cap is reached, the retiree becomes responsible for all additional cost escalation. The Business funds the postretirement benefit costs principally on a pay-as-you-go basis.

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)


NOTES TO COMBINED FINANCIAL STATEMENTS
(ALL AMOUNTS IN THOUSANDS)

Summary information on the Business' plans at December 31, was as follows:

                                                            2002           2001
                                                            ----           ----
Change in benefit obligations:
Benefit obligation at beginning of year                $ 175,321      $ 137,449
Service cost                                               2,278          2,353
Interest cost                                             13,290         10,422
Plan participants' contributions                             873            864
Amendments                                               (17,748)             -
Actuarial losses                                          27,934         35,754
Benefits paid                                            (13,120)       (11,521)
Curtailment/special termination benefits                  (1,775)             -
                                                       ---------      ---------
Benefit obligation at end of year                      $ 187,053      $ 175,321
                                                       ---------      ---------

Funded status:
Plan assets less than benefit obligations              $(187,053)     $(175,321)
Unrecognized:
 Prior service gains                                     (34,872)       (20,432)
 Plan net losses                                          44,907         19,692
                                                       ---------      ---------
Accrued costs in the balance sheet                     $(177,018)     $(176,061)
                                                       ---------      ---------

Weighted-average assumptions:
Discount rate                                               6.75%          7.25%
Current year medical inflation                             11.00%         11.00%
Ultimate inflation rate (2009)                              5.25%          5.25%
                                                       ---------      ---------

The components of net periodic postretirement benefits cost for the years ended December 31, were as follows:

                                                   2002         2001       2000
                                                   ----         ----       ----
Service cost                                    $ 2,278      $ 2,353    $ 2,504
Interest cost                                    13,290       10,422      9,304
Net amortization of unrecognized prior
  service (gains)                                (2,309)      (2,042)    (2,042)
Net amortization of (gain)/loss                     943         (178)    (1,001)
                                                -------      -------    -------
                                                 14,202       10,555      8,765
Curtailment gain                                   (999)           -          -
                                                -------      -------    -------
Net periodic postretirement benefits cost       $13,203      $10,555    $ 8,765
                                                -------      -------    -------

A 1% change in the medical trend rate assumed for postretirement benefits would have the following effects at December 31, 2002:

                                                   1% Increase     1% Decrease
                                                   -----------     -----------
Effect on total of service and
  interest cost components                             $   880          $  725
Effect on postretirement
  benefit obligation                                    10,576           8,706
                                                       -------          ------

NOTE 15 - PENSION PLANS:

An IR affiliate and the Business have noncontributory pension plans covering substantially all U.S. employees. In addition, certain non-U.S. employees in other countries are covered by pension plans. The Business' U.S. salaried plans principally provide benefits based on a career average earnings formula. The Business' hourly

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)


NOTES TO COMBINED FINANCIAL STATEMENTS
(ALL AMOUNTS IN THOUSANDS)

pension plans provide benefits under flat benefit formulas. Non-U.S. plans provide benefits based on earnings and years of service. Most of the non-U.S. plans require employee contributions based on the employee's earnings. In addition, an IR affiliate maintains other supplemental benefit plans for officers and other key employees. The Business' policy is to fund an amount, which could be in excess of the pension cost expensed, subject to the limitations imposed by current statutes or tax regulations.

Information regarding the Business' pension plans at December 31, was as follows:

                                                             2002         2001
                                                         --------     --------
Change in benefit obligations:
Benefit obligation at beginning of year                  $393,156     $379,506
Service cost                                                6,915        6,205
Interest cost                                              26,665       27,148
Employee contributions                                        225          292
Amendments                                                     68        1,120
Expenses paid                                                (630)        (640)
Actuarial losses                                           16,295        9,721
Benefits paid                                             (33,191)     (28,413)
Foreign exchange impact                                     9,303       (2,448)
Curtailments and other                                          -          665
                                                         --------     --------
Benefit obligation at end of year                        $418,806     $393,156
                                                         --------     --------
Change in plan assets:
Fair value at beginning of year                          $414,557     $434,908
Actual return on assets                                   (27,121)       7,778
Business contributions                                      5,113        2,048
Employee contributions                                        225          292
Expenses paid                                                (630)        (640)
Benefits paid                                             (32,565)     (28,413)
Foreign exchange impact                                     5,277       (1,416)
                                                         --------     --------
Fair value of assets at end of year                      $364,856     $414,557
                                                         --------     --------
Funded status:
Plan assets (less than) in
 excess of benefit obligations                           $(53,950)     $21,401
Unrecognized:
 Net transition asset                                         173          439
 Prior service costs                                       17,623       19,746
 Plan net losses (gains)                                   73,138       (7,468)
                                                         --------     --------
Net amount recognized                                    $ 36,984      $34,118
                                                         --------     --------
Costs included in the balance sheet:
Prepaid benefit cost                                     $ 24,651      $55,068
Accrued benefit liability                                 (62,390)     (23,398)
Intangible asset                                           17,592        1,181
Accumulated other comprehensive income                     57,131        1,267
                                                         --------     --------
Net amount recognized                                    $ 36,984      $34,118
                                                         --------     --------
Weighted-average assumptions:
Domestic:
Discount rate                                                6.75%       7.25%
Rate of compensation increase                                4.00%       5.00%
Expected return on plan assets                               8.75%       9.00%
                                                         --------     --------
Foreign:
Discount rate                                                5.75%       6.00%
Rate of compensation increase                                3.00%       3.50%
Expected return on plan assets                               7.50%       7.75%
                                                         --------     --------

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)


NOTES TO COMBINED FINANCIAL STATEMENTS
(ALL AMOUNTS IN THOUSANDS)

The components of the Business' pension related income for the years ended December 31, include the following:

                                                      2002        2001        2000
                                                      ----        ----        ----
Service cost                                       $ 6,915     $ 6,205     $ 6,584
Interest cost                                       26,665      27,148      26,044
Expected return on plan assets                     (35,830)    (37,852)    (38,574)
Net amortization of unrecognized:
  Prior service costs                                2,297       2,070       2,083
  Transition amount                                    276          21         201
  Plan net losses(gains)                               397      (1,354)     (2,137)
                                                   -------     -------     -------

Net pension expense(income)                        $   720     $(3,762)    $(5,799)
                                                   -------     -------     -------

The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for pension plans with accumulated benefit obligations more than plan assets were $376,845, $60,814 and $304,446, respectively, as of December 31, 2002 and $25,222, $22,434 and $0, respectively, as of December 31, 2001.

Plan investment assets of U.S. plans are balanced between equity securities and cash equivalents or debt securities. Assets of non-U.S. plans are invested principally in equity securities.

Most of the Business' U.S. employees are covered by savings and other defined contribution plans. Employer contributions and costs are determined based on criteria specific to the individual plans and amounted to approximately $7,547, $7,307 and $9,163 in 2002, 2001 and 2000, respectively. The Business' costs relating to non-U.S. defined contribution plans, insured plans and other non-U.S. benefit plans were $825, $789 and $1,064 in 2002, 2001 and 2000, respectively.

NOTE 16 - SUPPLEMENTAL CASH FLOW INFORMATION:

                                                          2002       2001      2000
                                                          ----       ----      ----
Cash paid during the year for:
   Interest, net of amounts capitalized                 $2,100     $3,993    $3,711

Interest expense includes $14,297, $14,591 and $13,608 of charges from IR affiliates in 2002, 2001 and 2000, respectively. The amounts shown as cash paid for interest include payments on third party borrowings only.

NOTE 17 - SIGNIFICANT CUSTOMERS AND CONCENTRATION OF CREDIT RISK:

The Business is exposed to potential credit risk by the fact that a significant portion of its sales are made to automotive Original Equipment Manufacturers and automotive suppliers. In particular, the Business has direct sales to three significant customers that accounted for the following amounts of total sales for the years ended December 31:

                                                          2002       2001      2000
                                                          ----       ----      ----
General Motors                                        $192,641   $179,249  $195,187
Daimler Chrysler                                       123,784    106,190   107,990
Ford                                                    70,034     79,443    95,448

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)


NOTES TO COMBINED FINANCIAL STATEMENTS
(ALL AMOUNTS IN THOUSANDS)

NOTE 18 - OTHER EVENTS:

Reorganization: In December 2001, certain legal entities of the operating business unit sold interests in investments in affiliates in return for Class B shares of its ultimate parent, Ingersoll-Rand Company Limited. This ownership interest has been shown as a reduction of the Ingersoll-Rand Company Limited investment in business equity.

U.S. Customs Antidumping Claims: In 2002 and 2001, approximately $72 million and $62 million, respectively, has been received from the U.S. government by the Business, in connection with continued dumping and subsidy offset claims filed by the Business pursuant to the Continued Dumping and Subsidy Offset Act of 2000. Operating income in 2002 and 2001 included a $35 million benefit and a $25 million benefit, respectively, from these payments. Additionally, in 2002 and 2001, $33 million and $25 million was included in other income (expense), net.

NOTE 19 - SALE OF THE BUSINESS:

On October 16, 2002, IR announced that it had agreed to sell the Business to The Timken Company (Timken). The consideration will consist of $700 million in cash and $140 million of Timken common stock. The sale has all appropriate government regulatory approvals and is subject to debt and equity financing, is targeted to close by the end of the first quarter of 2003. The Business is comprised of IR's worldwide operations relating to precision bearings and motion-control components and assemblies, and includes the Torrington, Fafnir, Kilian, Nadella and IRB brands. The business employs approximately 11,000 people and operates 27 plants throughout the world. Certain agreed upon assets and liabilities of the Business will remain with IR.